			Exhibit 21
SUBSIDIARIES OF THE REGISTRANT

Name of Company	FEIN	Jurisdiction	Ownership

Molex Incorporated	36-2369491	Delaware, U.S.A.
Molex S.A. de C.V.		Nogales,Mexico	100.000%
Cardell Corporation	38-2249547	MI, U.S.A.	100.000%
Molex Connector Corp.	36-4161983	Delaware, U.S.A.	100.000%
Molex International, Inc.	36-2754920	Delaware, U.S.A.	100.000%
Molex CV Holdings, Inc.		Delaware, U.S.A.	100.000%
MI European Holdings CV		Netherlands	100.000%
Molex European Holdings BV		Netherlands	100.000%
Molex Interconnect GmbH		Netherlands	100.000%
Molex B.V.		Netherlands	100.000%
Molex Deutschland GmbH		Germany	100.000%
Molex Brazil Ltda.		Brazil	100.000%
Molex Electronics Ltd.		Canada	100.000%
Dongguan Molex Interconnect Co Ltd.		China (P.R.C.)	100.000%
Molex Interconnect (Shanghai) Co., Ltd.		China (P.R.C.)	100.000%
Molex Interconnect (Chengdu) Co., Ltd.		China (P.R.C.)	100.000%
Molex Holding GmbH		Germany	100.000%
Molex Slovakia Management, s.r.o.		Slovakia	100.000%
Molex Elektronik GmbH		Germany	100.000%
Pantex Kabel GmbH		Germany	50.000%
System Elektro-Technik Automotiv Polska		Poland	51.000%
Molex GmbH		Germany	100.000%
Molex Polska Management SP z.o.o.		Poland	100.000%
Molex Slovakia A.S.		Slovakia	100.000%
Molex Hong Kong/China Ltd.		Hong Kong	100.000%
Molex (India) Ltd.		India	91.740%
Molex India Tooling PVT Limited		India	100.000%
Molex Mafatlal Micron Private Limited		India	51.000%
Cinch Connectors India Private Ltd.		India	100.000%
Zetronic SrL		Italy	100.000%
Molex-Japan Co., Ltd.		Japan	100.000%
Molex (Dalian) Co. Ltd.		China (P.R.C.)	100.000%
Molex (Malaysia) Sdn. Bhd.		Malaysia	100.000%
Molex de Mexico S.A. de C.V.		Mexico	100.000%
Moltech		Poland	98.000%
Molex Far East-South Management Pte. Ltd.		Singapore	100.000%
Molex Singapore Pte. Ltd.		Singapore	100.000%
Moltes s.r.o.		Slovak Republic	95.275%
Molex Korea Co., Ltd.		South Korea	100.000%
Molex Svenska A.B.		Sweden	100.000%
Molex Ireland Ltd.		Ireland	100.000%
Modular Automation (Molex) Ltd.		Ireland	100.000%
Smithstown Light Engineering Ltd.		Ireland	50.000%
Molex Taiwan Ltd.		Taiwan (R.O.C.)	100.000%
Molex (Thailand) Ltd.		Thailand	95.275%
Molex Electronics Ltd.		United Kingdom	100.000%
Molex Automotive SARL		France	100.000%
MOL Automotive Lda		Portugal	100.000%

Molex Premise Networks, Inc.	36-3999511	Delaware, U.S.A.	100.000%
Molex Premise Networks Americas, Inc.	04-2851670	Massachusetts, U.S.A.	100.000%
Molex Premise Networks SARL		France	100.000%
Molex Premise Networks Limited		United Kingdom	100.000%
Molex Premise Networks South Pacific, Inc.	04-3079634	Delaware, U.S.A.	100.000%
Molex Premise Networks Pty Ltd		Australia	100.000%
Mod-Tap GmbH		Germany	100.000%
MPN EE sp zo.o.		Poland	100.000%
Molex Premise Networks so zo.o.		Poland	100.000%
Molex Premise Networks Asia Limited		Hong Kong	100.000%
Molex Premise Networks (Malaysia) Sdn Bhd		Malaysia	100.000%